NATIONAL REINSURANCE CORPORATION
                          ENDORSEMENT NO. 2


                 Attached to and made a part of the


                    MULTIPLE LINE EXCESS OF LOSS


                       AGREEMENT NO. 3973 - 05


                               between



                 GUARANTY NATIONAL INSURANCE COMPANY
                         Englewood, Colorado
                 LANDMARK AMERICAN INSURANCE COMPANY
                       Oklahoma City, Oklahoma
                 COLORADO CASUALTY INSURANCE COMPANY
                         Englewood, Colorado
               SECURITY INSURANCE COMPANY OF HARTFORD
                       Farmington, Connecticut
           STATE AND COUNTY MUTUAL FIRE INSURANCE COMPANY
                             Waco, Texas
          PEAK PROPERTY AND CASUALTY INSURANCE CORPORATION
                         Englewood, Colorado
          GUARANTY NATIONAL INSURANCE COMPANY 0F CALIFORNIA
                         Englewood, Colorado
                 VIKING INSURANCECOMPANY 0F WISCONIN
                         Madison, Wisconsin
               VIKING COUNTY MUTUAL INSURANCE COMPANY
                            Austin, Texas
       (hereinafter collectively referred to as the "COMPANY")


                                 and


                  NATIONAL REINSURANCE CORPORATION

                        Stamford, Connecticut

            (hereinafter referred to as the "REINSURER")

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                               -2-

IT IS MUTUALLY AGREED that effective at 12:01 a.m., July 1, 1996, as respects in force, new and renewal business, this Agreement is amended as follows:

1. The first paragraph of ARTICLE 16 - TERMINATION is deleted and replaced by the following:

  This agreement is unlimited as to its duration but may be terminated at any time after December 31, 1997, by either party giving to the other party ( and to the Insurance Department of the State of Colorado) hereto not less than 90 days notice of termination in writing by registered or certified mail.

2. As respects losses occurring after the effective time and date of this Endorsement SECTION 1 - LIABILITY OF THE REINSURER, of
  EXHIBIT A, is deleted in its entirety and replaced by the following:

  SECTION 1 - LIABILITY OF THE REINSURER

  The REINSURER shall be liable to the COMPANY for the amount of net loss sustained by the COMPANY in excess of the COMPANY'S
  Retention, but not exceeding the Limit of Liability of the REINSURER as stipulated in the Schedule of Reinsurance.

                       SCHEDULE OF REINSURANCE

                      COMPANY              Limit of Liability
Class of Business     Retention            of the Reinsurer

Property             $300,000 Each Risk    $4,700,000 Each Risk
                                           subject to a maximum
                                           of $9,400,000 in any
                                           one Loss Occurrence

Casualty             $400,000 Each         $5,600,000
(including           Occurrence            Each Occurrence
Umbrella)

Combination of       $400,000 Each         $300,000 Each
above Retentions     Combination Loss      Combination Loss

Property             $600,000 Each Loss    $1,400,000 Each Loss
Catastrophe          Occurrence            Occurrence not to
(involving 2 or                            exceed $2,800,000 any
more risks)                                one Agreement Year

  Except as provide for in the definition of Net Loss or otherwise agreed to, in writing, by the REINSURER, the COMPANY shall not reinsure the COMPANY Retention indicated above but shall retain such net for its own account.

  Recoveries under the Property Per Risk coverage above shall inure to the benefit of the Property Catastrophe Coverage.

                     T 3973-05 End. #2 @ 7/1/96

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                                -3-

3. SECTION 2 - REINSURANCE PREMIUM, of EXHIBIT A, is deleted in its entirety and replaced by the following:

         SECTION 2 - REINSURANCE PREMIUM

  The COMPANY shall pay to the REINSURER an annual reinsurance premium, calculated by applying to the subject written premium a rate of 10.87%.

 4. As of the effective time and date of this Endorsement the parties hereto shall make all necessary changes to their books reflecting the decrease in the reinsurance rate.

5. ADDENDUM B - PROSPECTIVE RATING PLAN SCHEDULE AND CONDITIONS is deleted.

       All other terms and conditions remain unchanged.

 IN WITNESS WHEREOF, the parties hereto have caused this Endorsement
     No. 2 to Agreement No. 3973-05 to be executed in Englewood,
     Colorado, in duplicate this 24 day of October, 1996.

                                GUARANTY NATIONAL INSURANCE COMPANY


                                           s/Roger B. Ware


                   ATTEST:   s/Patricia T. Hemley


     And in Stamford, Connecticut, this 24 day of October, 1996


                                 NATIONAL REINSURANCE CORPORATION




                                         s/Don Worthley
                                         Senior Vice President




                      ATTEST:      E. H. Vieux





                     T 3973-05 End. #2 @ 7/1/96